EXHIBIT 11.1
                                                                        (1 OF 2)


                                            CASTLE ENERGY CORPORATION
                                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                   (UNAUDITED)


                                                                                    THREE MONTHS ENDED MARCH 31,
                                                               ---------------------------------------------------------------------
                                                                           2005                                 2004
                                                               ---------------------------------------------------------------------
                                                                   BASIC           DILUTED              BASIC              DILUTED
                                                               ------------     ------------        ------------         -----------
     I. Shares Outstanding, Net of Treasury:

               Stock Outstanding Entire Period                    6,915,384        6,915,384           6,592,884           6,592,884
               Options Exercised (Weighted)                          71,700           71,700              58,319              58,319
               Purchase of Treasury Stock (Weighted)
                                                               ------------     ------------        ------------         -----------
                                                                  6,987,084        6,987,084           6,651,203           6,651,203
    II. Weighted Equivalent Shares:

               Assumed Options and Warrants Exercised                                160,599                                 238,526
                                                               ------------     ------------        ------------         -----------

   III.  Weighted Average Shares and Equivalent Shares            6,987,084        7,147,683           6,651,203           6,889,729
                                                               ============     ============        ============         ===========

    IV.  Net Income (Loss)                                     $      2,880     $      2,880        $     12,168         $    12,168
                                                               ============     ============        ============         ===========

     V.  Net Income (Loss) Per Share                           $        .41     $        .40        $       1.83         $      1.77
                                                               ============     ============        ============         ===========

                                                                    EXHIBIT 11.1
                                                                        (2 OF 2)


                                            CASTLE ENERGY CORPORATION
                                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                   (UNAUDITED)


                                                                                    SIX MONTHS ENDED MARCH 31,
                                                               ---------------------------------------------------------------------
                                                                           2005                                 2004
                                                               ---------------------------------------------------------------------
                                                                   BASIC           DILUTED              BASIC              DILUTED
                                                               ------------     ------------        ------------         -----------
     I. Shares Outstanding, Net of Treasury:

               Stock Outstanding Entire Period                    6,870,384        6,870,384           6,592,884           6,592,884
               Options Exercised (Weighted)                          68,865           68,865              29,385              29,385
               Purchase of Treasury Stock (Weighted)
                                                               ------------     ------------        ------------         -----------
                                                                  6,939,249        6,939,249           6,622,269           6,622,269
    II. Weighted Equivalent Shares:

               Assumed options and warrants exercised                                191,532                                 181,246
                                                               ------------     ------------        ------------         -----------

   III.  Weighted Average Shares and Equivalent Shares            6,939,249        7,130,781           6,662,269           6,803,515
                                                               ============     ============        ============         ===========

    IV.  Net Income (Loss)                                     $      3,223     $      3,223         $    10,920         $    10,920
                                                               ============     ============        ============         ===========

     V.  Net Income (Loss) Per Share                           $        .46     $        .45         $      1.65         $      1.61
                                                               ============     ============        ============         ===========